Exhibit 99.1

908 Devices Appoints Dr. Brandi Vann, former U.S. Principal Deputy Assistant Secretary for Nuclear, Chemical, and Biological Defense, to its Board of Directors

BOSTON, August 4, 2025 – 908 Devices Inc. (Nasdaq: MASS), a pioneer of purpose-built handheld devices for chemical analysis, announces that it has appointed Dr. Brandi Vann to serve on its Board of Directors. During more than 15 years at the U.S. Department of Defense (DoD), Dr. Vann held several leadership positions overseeing nuclear, chemical, and biological defense programs. The company also announces that Jeff George, a veteran biopharma leader, has stepped down from its Board of Directors due to the company’s strategic refocus on public health, safety and defense tech. These changes are effective immediately.

Previously, Dr. Vann was Performing the Duties of the Assistant Secretary of Defense for Nuclear, Chemical, and Biological Defense Programs and was Principal Deputy Assistant Secretary for Nuclear, Chemical, and Biological Defense at the DoD. In this capacity she was the principal advisor on nuclear weapons, nuclear energy, chemical and biological defense programs, chemical demilitarization, and treaty management. From September 2019 through January 2022, she served as Deputy Assistant Secretary of Defense for Chemical and Biological Defense.

Dr. Vann also held positions at the Defense Threat Reduction Agency (DTRA), part of the DoD, including Chief of the Advanced and Emerging Threats Division from 2017 to 2019, where she led efforts for the characterization of advanced and emerging chemical and biological threats. She also served in other capacities at DTRA including Chief of the Detection and Diagnostics Systems Development Branch and Chief of the Assays and Biomarkers Branch.

“I’m thrilled to welcome Brandi to our Board of Directors. I’ve had the privilege of knowing her for many years, dating back to the founding of 908 Devices, and have always valued her insight,” said Kevin J. Knopp, CEO and Co-founder, 908 Devices. “Her many years of leadership in CBRN detection enhances the strategic counsel of our board as we navigate opportunities in national security and global preparedness.”

“I’m honored to join the 908 Devices Board of Directors and to support its leadership team as they continue their mission to equip military personnel and first responders with field-ready devices that rapidly identify chemical threats,” said Dr. Vann. “I’ve admired the company’s innovation and impact, and I’m excited to contribute to its important work in defense tech.”

“Brandi’s government experience and expertise in nuclear, chemical, and biological defense should be helpful as we shape and execute our strategy for commercializing advanced chemical detection devices,” said Kevin Hrusovsky, chairman of 908 Devices. “We also thank Jeff for his many contributions on our Board, including as chair of our compensation committee. He played an important role in helping shape our bioprocessing strategy and divestiture. We are grateful for his thoughtful, strategic perspective and leadership.”

About 908 Devices

908 Devices is revolutionizing chemical analysis with its simple handheld devices, addressing life-altering applications. The Company’s devices are used at the point-of-need to interrogate unknown and invisible materials and provide quick, actionable answers in vital health, safety and defense tech applications, addressing the fentanyl and illicit drug crisis, toxic carcinogen exposure, and global security threats. The Company designs and manufactures innovative products that bring together the power of complementary analytical technologies, software automation, and machine learning. For more information, visit www.908devices.com.

Forward Looking Statements for 908 Devices

This press release includes "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements, including, without limitation, statements regarding the expected uses and capabilities of the Company’s products. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on management’s current expectations and involve known and unknown risks, uncertainties and assumptions which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement, including the risks outlined under "Risk Factors" and elsewhere in the Company’s filings with the Securities and Exchange Commission which are available on the SEC's website at www.sec.gov. Additional information will be made available in the Company’s annual and quarterly reports and other filings that it makes from time to time with the SEC. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as may be required by law.

Media Contact

Barbara Russo

brusso@908devices.com

Investor Contact

Carrie Mendivil

IR@908devices.com